UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): MARCH 5, 2008
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Receipt of Non-Binding Expression of Intent. On March 6, 2008, Atari, Inc. (“Atari”) issued the press release attached hereto as Exhibit 99.1. A copy of the letter referred to in the press release is attached hereto as Exhibit 99.2.
Extension to Forbearance Agreement. As previously disclosed, BlueBay High Yield Investments (Luxembourg) S.A.R.L. (“BlueBay”), the lender under Atari’s senior secured credit facility, had agreed to forbear from exercising its remedies with respect to certain violations of covenants under the credit facility until the earliest to occur of (i) March 3, 2008, (ii) additional covenant defaults, other than the ones existing as the date of the forbearance agreement or (iii) any action that is viewed to be adverse to the position of the lender. BlueBay has extended the March 3, 2008 date to March 17, 2008.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed herewith:
99.1	Press release dated March 6, 2008.

99.2	Letter dated March 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
	By:	/s/ Curtis G. Solsvig III
Curtis G. Solsvig III
Date: March 6, 2008		Chief Restructuring Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated March 6, 2008

99.2	Letter dated March 5, 2008